As filed with the Securities and Exchange Commission on July 1, 2019

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

The Blackstone Group Inc.

(Exact Name of Registrant as specified in its charter)

Delaware	20-8875684
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

345 Park Avenue, New York, NY	10154
(Address of principal executive office)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A Common Stock	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable): 333-141504

Securities to be registered pursuant to Section 12(g) of the Act: None.

EXPLANATORY NOTE

This Amendment No. 1 (this “Amendment”) to Form 8-A (the “Registration Statement”) is being filed pursuant to Section 12(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by The Blackstone Group Inc., a Delaware corporation (“BX”), as the successor registrant to The Blackstone Group L.P., a Delaware limited partnership (the “Partnership”). Effective at 12:01 a.m. (Eastern Time) on July 1, 2019, the Partnership converted from a Delaware limited partnership to a Delaware corporation (the “Conversion”). In accordance with Rule 12g-3 under the Exchange Act, upon the effective time of the Conversion, the Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), of BX, was deemed to be registered under Section 12(b) of the Exchange Act as BX is deemed to be the successor registrant to the Partnership. BX expressly adopts the Registration Statement, as modified by this Amendment, as its own registration statement for all purposes of the Exchange Act. The Class A Common Stock will continue to trade on the New York Stock Exchange under the ticker symbol “BX.”

This Amendment amends the Registration Statement as follows:

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the Class A Common Stock is contained in “Description of Capital Stock” set forth in Exhibit 99.1 to BX’s Current Report on Form 8-K filed on July 1, 2019, which is incorporated herein by reference.

Item 2.	Exhibits.

Exhibit No.	Description

Exhibit 3.1	Certificate of Conversion of The Blackstone Group L.P. (incorporated herein by reference to Exhibit 3.1 of The Blackstone Group Inc.’s Current Report on Form 8-K filed on July 1, 2019).

Exhibit 3.2	Certificate of Incorporation of The Blackstone Group Inc. (incorporated herein by reference to Exhibit 3.2 of The Blackstone Group Inc.’s Current Report on Form 8-K filed on July 1, 2019).

Exhibit 3.3	Bylaws of The Blackstone Group Inc. (incorporated herein by reference to Exhibit 3.3 of The Blackstone Group Inc.’s Current Report on Form 8-K filed on July 1, 2019).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: July 1, 2019	THE BLACKSTONE GROUP INC.

	By:	/s/ John G. Finley
	Name:	John G. Finley
	Title:	Chief Legal Officer